Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement 333-258747 on Form S-4 of our report dated August 12, 2021, relating to the financial statements of Kin Insurance, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, IL

November 1, 2021